Exhibit 23


CONSENT OF INDEPENDENT ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our report, dated January 27, 2000, on the consolidated financial statements and supporting schedule of GTE Corporation and subsidiaries included in this Form 10-K, into the following previously filed Registration Statements:


          1.   Form S-8 of GTE Corporation (File No. 33-20178)

          2.   Form S-8 of GTE Corporation (File No. 33-65025)

          3.   Form S-3 of GTE Corporation (File No. 33-61661)

          4.   Form S-4 of GTE Corporation (File No. 33-37530)

          5.   Form S-8 of GTE Corporation (File No. 33-39297)

          6.   Form S-8 of GTE Corporation (File No. 33-50111)

          7.   Form S-8 of GTE Corporation (File No. 333-31455)

          8.   Form S-8 of GTE Corporation (File No. 333-31451)

          9.   Form S-8 of GTE Corporation (File No. 333-43025)





Dallas, Texas                                              ARTHUR ANDERSEN LLP
March 29, 2000